UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

eResearchTechnology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eResearchTechnology, Inc.

30 South 17th Street
Philadelphia, PA 19103

     March ___, 2006

Dear eResearchTechnology, Inc. Stockholder:

     You are cordially invited to the Annual Meeting of Stockholders to be held at 3:00 P.M. on April 25, 2006 at the Company’s executive offices, 30 South 17th Street, Philadelphia, PA 19103.

     Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

     Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person you may still do so.

Very truly yours,

JOEL MORGANROTH, MD Chairman of the Board of Directors eResearchTechnology, Inc.

eResearchTechnology, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 25, 2006

To the Stockholders:

     The Annual Meeting of Stockholders of eResearchTechnology, Inc. (the “Company”) will be held at the Company’s executive offices located at 30 South 17th Street, Philadelphia, PA 19103, at 3:00 P.M. on April 25, 2006 for the following purposes:

1.	To elect three directors to serve three-year terms.

2.	To ratify the election of one director.

3.	To approve an amendment to the Company’s 2003 Stock Option Plan to reserve an additional 3,500,000 shares of Common Stock for issuance thereunder.

4.	To ratify the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP as independent registered public accountants for 2006.

5.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record as of the close of business on February 28, 2006 are entitled to notice of and to vote at the meeting.

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.

By Order of the Board of Directors,

ANNA MARIE PAGLIACCETTI Senior Vice President, General Counsel and Secretary

Philadelphia, PA
March ___, 2006

eResearchTechnology, Inc.

30 South 17th Street
Philadelphia, PA 19103

     PROXY STATEMENT

     These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of eResearchTechnology, Inc., a Delaware corporation (“eRT” or the “Company”), for the Annual Meeting of Stockholders of eRT to be held at 3:00 P.M. on April 25, 2006, at the Company’s executive offices located at 30 South 17th Street, Philadelphia, PA 19103, and any adjournments or postponements of such meeting. These proxy materials were first mailed to stockholders on or about March ___, 2006. Sending a signed proxy will not affect the stockholder’s right to attend the Annual Meeting and vote in person. Every stockholder has the power to revoke such stockholder’s proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with the Secretary of the Company a notice in writing revoking it, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Stockholders Entitled to Vote

     The close of business on February 28, 2006 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were ____________ outstanding shares of the common stock, $.01 par value (the “Common Stock”), of eRT.

Voting of Proxies

     A form of proxy is enclosed. All properly executed proxies received by the Board of Directors, and not revoked, will be voted as indicated in accordance with the instructions thereon. In the absence of contrary instructions, shares represented by such proxies will be voted for the election of the director nominees named in this proxy statement, for ratification of the election of John H. Park as a director of the Company and for ratification of KPMG LLP as independent registered public accountants for the year ending December 31, 2006, all of which are described herein; and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding as of the record date is entitled to one vote on each matter that may be brought before the Annual Meeting. Election of directors will be by plurality of the votes cast. Any other proposal, including the ratification of Mr. Park’s election, will require the affirmative vote of a majority of the votes that the holders of shares present in person or by proxy are entitled to cast on such proposal. Broker nonvotes and abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

Costs of Solicitation

     The entire cost of this proxy solicitation will be borne by eRT. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and it may reimburse expenses for doing so. Directors, officers or regular employees of eRT may solicit proxies in person or by telephone, but will not receive additional compensation therefor.

 ELECTION OF DIRECTORS
(Proposal No. 1)

     The Board of Directors currently consists of ten directors divided into three classes. Three directors are to be elected at the Annual Meeting to serve until the 2009 Annual Meeting. The nominees for election as directors are David D. Gathman, Joseph A. Esposito and Stephen M. Scheppmann, all of whom currently serve on the Board. John M. Ryan will not be standing for reelection at the Annual Meeting.  Mr. Ryan has served as a director since 1999 and has advised the Governance and Nominating Committee from time to time that, given his age and years of service and his other business commitments, he would not be unhappy if the Committee did not renominate him at the expiration of his current term, which will expire at the Annual Meeting. The Company’s remaining six directors will continue in office for the terms specified below subject, in Mr. Park’s case, to the ratification of his election. See “Proposal to Ratify Director Election (Proposal No. 2).” THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. GATHMAN, MR. ESPOSITO AND MR. SCHEPPMANN.

     The proxy holders intend to vote all proxies received by them in the accompanying form for such nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or, in lieu thereof, the Board of Directors may reduce the number of directors. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or will decline to serve as a director.

     The following table lists the name and age of the three nominees and the six directors of the Company whose terms of office will continue after the Annual Meeting, and the year in which each director’s term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting).

Name	Age As of 3/1/06	Year of Expiration of Term as Director

Nominees for Election
Joseph A. Esposito	53	2009
David D. Gathman	58	2009
Stephen M. Scheppmann	50	2009

Directors Continuing in Office
Sheldon M. Bonovitz	68	2007
Gerald A. Faich, MD, MPH	63	2007
Elam M. Hitchner	59	2007
Joel Morganroth, MD	60	2008
John H. Park	38	2008
Stephen S. Phillips	60	2008

     Mr. Esposito has been nominated by the Company’s Board of Directors, with the recommendation of the Governance and Nominating Committee, to serve as a member of the Board for a three-year term beginning in April 2006. Mr. Esposito has served as the Company’s President and Chief Executive Officer since 2001. Mr. Esposito formerly served as the Company’s President and Chief Operating Officer from April 1998 until March 2001 and has served as a member of the Company’s Board of Directors since 1999. He also served as President of the Company’s Clinical Research Technology and Services division from October 1997 to April 1998. From May 1997 through October 1997, he was President of DLB Systems, Inc., which the Company acquired in October 1997. In 2002, Mr. Esposito was awarded The Ellis Island Medal of Honor for outstanding citizenship, individual achievement and encouragement of cultural unity. He has over 31 years experience in technology, working closely with pharmaceutical companies in the areas of clinical research, supply chain management and regulatory document management. In February 2006, the Company announced Mr. Esposito’s plans to retire during 2006 from his positions as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors.

     Mr. Gathman has been nominated by the Company’s Board of Directors, with the recommendation of the Governance and Nominating Committee, to serve as a member of the Board for a three-year term beginning in April 2006. Mr. Gathman has served on the Company’s Board of Directors since 2003. Since May 2004, Mr. Gathman has served as Senior Vice President and Chief Financial Officer for SunGard SCT Inc. Mr. Gathman provided consulting services for Targeted Diagnostics & Therapeutics, Inc. from December 2003 until May 2004 and served as its Vice President and Chief Financial Officer from May 2002 until December 2003. From February 2001 until May 2002, Mr. Gathman served as the Senior Vice President and Chief Financial Officer of the Federal Reserve Bank of Philadelphia. Mr. Gathman is also a director of Neoware, Inc., for which he has served on the Audit Committee since 2003 and as chairman of that committee since 2004.

     Mr. Scheppmann has been nominated by the Company’s Board of Directors, with the recommendation of the Governance and Nominating Committee, to serve as a member of the Board for a three-year term beginning in April 2006. Mr. Scheppmann has served on the Company’s Board of Directors since January 2006. Since May 2000, Mr. Scheppmann has served as Executive Vice President and Chief Financial Officer for NOVA Information Systems, Inc., a leading payments processing company serving over 850,000 customers in North America and Europe. Mr. Scheppmann is a Certified Public Accountant.

     Mr. Bonovitz has served on the Company’s Board of Directors since 1999. Mr. Bonovitz has been the Chairman and Chief Executive Officer of Duane Morris LLP for more than five years. Mr. Bonovitz is also a director of Comcast Corporation. In addition, he serves on the Advisory Boards of several privately-held companies and he serves on the Board of Trustees of The Curtis Institute of Music, the Philadelphia Museum of Art, Barnes Foundation, Free Library of Philadelphia Foundation and the Philadelphia Orchestra.

     Dr. Faich has served on the Company’s Board of Directors since 2004. Dr. Faich currently serves as Senior Vice President of UBC Epidemiology and Risk Management. Prior to joining UBC Epidemiology and Risk Management in June of 2005, Dr. Faich served as the President of Pharmaceutical Safety Assessments, a consulting firm, since 1994. Dr. Faich has co-chaired the original CIOMS International Adverse Reaction Working Group and was a founding board member of the International Society of Pharmacoepidemiology. Dr. Faich is a Fellow of the American Colleges of Physicians, Preventive Medicine and Epidemiology and has authored over 90 scientific papers and received numerous awards. He is currently an Adjunct Scholar for the Center for Clinical Epidemiology at the University of Pennsylvania.

     Mr. Hitchner has served on the Company’s Board of Directors since 2004. Mr. Hitchner was a partner in the law firm of Pepper Hamilton LLP from May 1992 to June 1999, and returned to the firm in January 2001 as a partner and, subsequently, counsel through 2004. Commencing in 2005, Mr. Hitchner began providing consulting services to the firm. Mr. Hitchner is also a director of Mothers Work, Inc., for which he has served on the Audit Committee since 1993 and as chairman of that committee since 2000.

     Dr. Morganroth has served as the Chairman of the Company’s Board of Directors since 1999 and a member of the Company’s Board of Directors since 1997. He served as the Company’s Chief Scientist from March 2001 to December 2005 and its Chief Executive Officer from 1993 to March 2001. In addition, Dr. Morganroth has consulted for the Company since 1977. Dr. Morganroth is a globally recognized cardiologist and clinical researcher. Dr. Morganroth served for over ten years as a Medical Review Officer/Expert for the U.S. Food and Drug Administration.

     Mr. Park has served on the Company’s Board of Directors since April 2005. Mr. Park has been a Partner of Blum Capital Partners, L.P. since May 2004. Prior to joining Blum Capital Partners, L.P., Mr. Park spent 11 years with Columbia Wanger Asset Management, L.P. where he was a Partner and the Portfolio Manager of the Columbia Acorn Select Fund and a Co-Portfolio Manager of the Columbia Acorn Fund.

     Mr. Phillips has served on the Company’s Board of Directors since August 2002. Mr. Phillips currently serves as Special Counsel to Medtronic, Inc. Mr. Phillips was the Executive Vice President, General Counsel and Secretary of Sofamor Danek Group, Inc., a manufacturer of spinal implants and cranial navigation systems used in neurosurgery, before its acquisition in 1999 by Medtronic. Mr. Phillips serves on the Advisory Boards of several privately-held companies.

     There are no family relationships among the directors, the director nominees and the executive officers.

Board of Directors Meetings and Committees

     The Board of Directors of the Company held a total of eleven meetings during 2005. Each director attended more than 75% of the meetings of the Board of Directors and of any committee of which he was a member. The Board has not adopted a formal policy regarding Board member attendance at its Annual Meeting of Stockholders, but the Board highly encourages all Board members to attend such meetings. In April 2005, all members of the Board were present at the Annual Meeting of Stockholders.

     The Board of Directors has a Compensation Committee, an Audit Committee and a Governance and Nominating Committee.

     The Compensation Committee is currently composed of four members of the Company’s Board of Directors, all of whom, in the judgment of the Board, (i) are independent in accordance with Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”); (ii) are “Non-employee Directors” for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended; and (iii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is primarily responsible for determining the compensation payable to the executive officers of the Company and for recommending to the Board of Directors compensation of directors and additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Company. The Compensation Committee also is primarily responsible for administering the Company’s stock option plans, awarding stock options to employees of the Company and determining the terms and conditions on which the options are granted. The Compensation Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board of Directors and made available on the Company’s website at www.ert.com. The Compensation Committee, which currently consists of Dr. Faich, Mr. Hitchner, Mr. Park and Mr. Phillips, held four meetings during 2005. Mr. Hitchner serves as chairman of the Compensation Committee.

     The Audit Committee, which was established in accordance with Section 3(58)(A) of the Securities Exchange Act of 1934, as amended, is currently composed of three members of the Company’s Board of Directors, all of whom, in the judgment of the Board, are independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards and satisfy the criteria in Rule 4350(d)(2) of the Nasdaq listing standards. The Audit Committee is primarily responsible for engaging and approving the services performed by the Company’s independent registered public accountants and reviewing and evaluating the Company’s accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board of Directors and made available on the Company’s website at www.ert.com. The Audit Committee, which currently consists of Mr. Gathman, Mr. Hitchner and Mr. Scheppmann, held eleven meetings during 2005. Mr. Gathman serves as chairman of the Audit Committee. The Board has determined that Mr. Gathman and Mr. Scheppmann are “audit committee financial experts” as defined in Item 401 of Regulation S-K.

     The Governance and Nominating Committee is currently composed of four members of the Company’s Board of Directors, all of whom, in the judgment of the Board, are independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards. The Governance and Nominating Committee is primarily responsible for recommending to the Board governance policies for the Company, the appropriate size, function and needs of the Board to perform that governance, and qualified candidates for the Company’s Board. The Governance and Nominating Committee has the responsibility and authority described in its written charter, which has been adopted and approved by the Board and made available on the Company’s website at www.ert.com. The Governance and Nominating Committee, which currently consists of Mr. Bonovitz, Mr. Hitchner, Mr. Park and Mr. Phillips, held five meetings during 2005. Mr. Phillips serves as chairman of the Governance and Nominating Committee.

     In accordance with the policy of the Governance and Nominating Committee, a stockholder desiring to propose a candidate for the Board of Directors to the Governance and Nominating Committee should submit a written recommendation, together with biographical information concerning the individual, to the Chairman of the Nominating Committee at eResearchTechnology, Inc., 30 South 17th Street, Philadelphia, PA 19103. While recommendations may be submitted for consideration at any time, the Company requests that recommendations be received prior to November 15 in any year for consideration in connection with the nomination and election of directors at the Company’s next Annual Meeting of Stockholders. Once the Governance and Nominating Committee has identified a prospective nominee, including candidates proposed by stockholders, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the recommendation of the prospective candidate, as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Governance and Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it will then evaluate the prospective nominee against the standards and qualifications it has established, including:

•	Must be independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards.

•	Must have business experience that includes leading or occupying a senior position in the operations of a significant business or occupying a senior executive or advisory position in business strategy, investing or mergers and acquisitions of a significant business. While not required, experience in health care, particularly pharmaceuticals, biotechnology or medical devices, is preferred.

•	Must have prior board experience. While public company board experience is not required, it is highly preferred.

•	Must have an excellent business and personal reputation for accomplishment and integrity. Personal characteristics that include a deliberative style and being a good listener, articulate, direct, succinct and able to accept/respect other Board members’ opinions are preferred.

•	Must have personal and business references from people upon whose recommendations the Governance and Nominating Committee can rely.

•	Must be able to commit adequate time to the Board of Directors and its committees to attend at least 75% of Board and committee meetings in person and to be a significant contributor to each. At a minimum, this means, on average, not less than one full day every month for ordinary matters, a full day for regularly scheduled quarterly meetings and occasional unscheduled hours of accessibility. Living or working within 90 minutes of Philadelphia is not required but is highly preferred.

     The Governance and Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise, diversity and the evaluations of other prospective nominees. In connection with this evaluation, the Governance and Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Governance and Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

     Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at eResearchTechnology, Inc., 30 South 17th Street, 8th Floor, Philadelphia, PA 19103. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the Secretary of the Company reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. A copy of the Audit Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is available on the Company’s website at www.ert.com.

Audit Committee Report on Audited Financial Statements

     The Audit Committee of the Board of Directors assists the Board with the oversight of the Company’s systems of internal control, integrity of financial reporting, adequacy of disclosures and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the engagement, compensation, oversight and evaluation of the Company’s independent registered public accountants and, once retained, consults with and reviews recommendations made by the independent registered public accountants with respect to financial statements, financial records and financial controls of the Company.

     Accordingly, the Audit Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the Company’s independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) received the written disclosures and the letter from the Company’s independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company’s independent registered public accountants its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with the Company’s independent registered public accountants the overall scope and plans for its audit. The Audit Committee met with management and the Company’s independent registered public accountants to discuss the results of the accountants’ examination, their evaluation of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

     Based on the review and discussions referred to above, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

     This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other eRT filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that eRT specifically incorporates this report by reference therein.

Members of the Audit Committee
David D. Gathman (Chair)
Elam M. Hitchner
Stephen M. Scheppmann

Compensation of Directors

     From January 1, 2005 to April 26, 2005, directors who are not employees of the Company received a fee of $1,000 for each director’s meeting attended and $500 for each committee meeting attended, and also received an annual retainer of $6,000. The Chairman of the Audit Committee received an additional annual retainer of $2,500 and the Chairman of the Governance and Nominating Committee and Co-Chairmen of the Compensation Committee each received an additional annual retainer of $1,000. The Compensation Committee consulted with a third party compensation consultant to review the Company’s director compensation and on February 8, 2005, the Board of Directors, at the recommendation of the Compensation Committee, increased director fees to take effect at the 2005 Annual Stockholders’ Meeting. Effective April 26, 2005, directors who are not employees of the Company received a fee of $1,500 for each director’s meeting attended, $1,000 for each Audit Committee meeting attended and $500 for each Compensation Committee and Governance and Nominating Committee meeting attended. In addition, each such director received an annual retainer of $7,500, the Chairman of the Audit Committee received an additional annual retainer of $4,000 and the Chairman of the Governance and Nominating Committee and Co-Chairmen of the Compensation Committee each received an additional annual retainer of $1,500. The Board of Directors establishes fees payable for service on any other committees that may be established from time to time at the time such committees are established. During 2005, two special committees were established by the Board of Directors and operated for part of the year. For the first special committee established, the Chairman of such committee received a one-time retainer fee of $4,000 and each member received $750 for each meeting attended. For the second special committee established, each member received $500 for each meeting attended.

      Upon the initial election of any “outside director” (as defined), such individual receives at the time of election an automatic one-time option grant of 10,000 shares of Common Stock, and each outside director receives a fixed annual option grant of 10,000 shares of Common Stock. Each director is also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and providing other services as a director.

Certain Relationships and Related Party Transactions

     Certain of the Company’s diagnostic testing and clinical research contracts require that specified medical professional services be provided by Joel Morganroth, MD, the Company’s Chairman and Chief Scientist. The Company has retained Joel Morganroth, MD, P.C., a professional corporation owned by Dr. Morganroth, to provide these and other services related to the successful operation, marketing and business development of the Company’s Cardiac Safety division. This professional corporation received fees for these services of approximately $319,500 for 2005, which included a bonus award of $55,500. The consulting agreement continues on a year to year basis unless terminated.

     Sheldon M. Bonovitz, a director of eRT, is a partner of the law firm of Duane Morris LLP, which performs legal services for the Company.

Executive Compensation

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors sets the compensation for the executive officers of the Company and makes recommendations to the Board of Directors concerning compensation and benefit policies for the Company. The Compensation Committee believes that the most effective compensation program is one that provides executives competitive base salaries and significant incentives to achieve both current and long-term strategic business goals of the Company.

     The Company’s executive compensation programs are designed to:

•	Align the interests of executive officers with the long-term interests of stockholders.
•	Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.
•	Support an environment that rewards executive officers based upon corporate and individual performance and results.
•	Attract and retain executive officers critical to the long-term success of the Company.

     During 2005, the Compensation Committee engaged the services of a third party compensation consultant to review the Company’s executive officer compensation policies and the material terms of the related employment agreements. The information provided by the consultant assured the Compensation Committee that executive compensation fell within competitive ranges. In 2005, the basic components of executive officer compensation consisted of base salary, a cash bonus plan tied to measurements based on Company performance and long-term incentives in the form of stock options. The executive officers also participate in employee benefit plans available generally to the Company’s employees.

     Base Salary. Technology companies face competition for qualified employees, and the Compensation Committee believes it is important that Company executive officer compensation levels be competitive with other technology companies. The Compensation Committee reviewed the compensation of the Company’s executives in comparison with other publicly traded technology companies of similar size and development stage and targeted base salary levels to be consistent with comparable positions at those companies.

     Annual Incentive Compensation Program. In 2005, the Company offered an annual incentive compensation program permitting officers and all employees to earn cash bonuses based on achieving targeted financial goals. The specified financial targets under the 2005 program were achieved at 89%. The Compensation Committee, exercising its discretion authorized under the program, awarded 100% of the bonus targets related to such financial targets to all participants under the 2005 program, including its executive officers. This decision was made primarily to reward the participants for the improvement in the Company’s financial results in the second half of 2005, which positioned the Company for growth in 2006. The bonus pool in 2005 for executive officers was $674,021 with the executive officer participants earning bonuses ranging from 25% to 38% of base salary.

     The Compensation Committee believes that this annual incentive compensation program aids in ensuring that the Company’s overall levels of compensation remain competitive and benefits the Company in that a significant portion of the compensation of executive officers is in the form of variable incentive pay, which further aligns the interests of the executive officers with the interests of the Company’s stockholders.

     Long-Term Incentive in Form of Stock Options. The Compensation Committee believes that significant management ownership of the Company’s stock effectively motivates the building of stockholder wealth and aligns the interests of management with those of the Company’s stockholders. The Company’s eleven executive officers received option grants totaling 245,000 shares of Common Stock during 2005 under the terms of the Company’s 2003 Stock Option Plan at a per share exercise price equal to the market price of the Company’s Common Stock on the date of grant. All options become exercisable over four years, in equal annual increments beginning one year after the date of grant, contingent upon the officer’s continued employment with the Company. Of these options granted, 115,000 options were granted to the Named Executive Officers listed in the Summary Compensation Table appearing in this Proxy Statement.

     Chief Executive Officer Compensation. The compensation plan for Mr. Esposito for 2005 contained the same elements and operated in the same manner as the compensation plan described above for all the executive officers. His specific performance goals for incentive compensation were based on the Company’s long-term plan and on the annual operating budget approved by the Board of Directors. His actual cash bonus was calculated based on the Company’s achievement of those specific goals. In 2005, the Company enhanced its proprietary software and other internal processes. However, the Company did not achieve all of its goals, particularly meeting its financial targets in the first half of the year, and the Compensation Committee believes executive compensation should reflect performance against specific goals. Following the terms of Mr. Esposito’s 2005 executive incentive compensation plan, the Compensation Committee approved a cash bonus of $131,500, representing 37.6% of his base salary for the year. In the opinion of the Compensation Committee, the compensation paid to Mr. Esposito was consistent with the compensation of other chief executive officers in comparable companies with similar performances.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for 2005 did not exceed the $1,000,000 limit per officer, and the Compensation Committee does not anticipate that the non-performance-based compensation to be paid the Company’s executive officers in the foreseeable future will exceed that limit.

Members of the Compensation Committee
Elam M. Hitchner (Chair)
Gerald A. Faich, MD, MPH
John H. Park
Stephen S. Phillips

Compensation Committee Interlocks and Insider Participation

     At the end of 2005, the Compensation Committee was composed of Dr. Faich, Mr. Hitchner, Mr. Park and Mr. Phillips. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, nor had they had any other relationship requiring disclosure by the Company under Item 402 of Regulation S-K.

Summary Compensation Table

     The following table sets forth information in respect of the compensation paid for the years ended December 31, 2003, 2004 and 2005 to the persons (sometimes collectively referred to as the “Named Executive Officers”) who were, at any time during 2005, the Chief Executive Officer, and at the end of 2005, the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in such year:

		Annual Compensation (1)		Long Term Compensation

Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (2)	All Other Compensation (3)

Joseph A. Esposito	2005	$350,000	$131,500	35,000	$6,807
President and Chief	2004	$330,000	$282,085	40,501	$7,007
Executive Officer	2003	$300,000	$404,846	135,001	$6,507
Scott Grisanti	2005	$225,000	$ 73,521	20,000	$3,657
Executive Vice President and	2004	$216,000	$ 57,178	27,001	$3,757
Chief Marketing Officer	2003	$194,000	$132,200	112,500	$3,507
Bruce Johnson	2005	$230,000	$ 57,500	20,000	$6,807
Executive Vice President and	2004	$220,000	$112,834	27,001	$3,757
Chief Financial Officer	2003	$200,000	$161,939	67,500	$3,507
Jeffrey S. Litwin, MD.	2005	$230,000	$ 57,500	20,000	$3,657
Executive Vice President and	2004	$216,000	$108,013	27,001	$3,122
Chief Medical Officer	2003	$194,000	$124,807	67,500	$3,674
Vincent Renz	2005	$230,000	$ 57,500	20,000	$6,807
Executive Vice President and	2004	$216,000	$108,013	27,001	$7,174
Chief Technology Officer	2003	$194,000	$133,672	67,501	$6,605

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.
(2)	Option amounts are adjusted to reflect the 100% stock dividend paid on May 29, 2003, the 50% stock dividend paid on November 26, 2003 and the 50% stock dividend paid on May 27, 2004.
(3)	Represents the sum of the Company’s 401(k) plan contributions and the dollar value of the insurance premium paid by the Company, as follows:

	2005	2004	2003

Joseph A. Esposito
401(k)	$6,300	$6,500	$6,000
Insurance	$507	$507	$507

Scott Grisanti
401(k)	$3,150	$3,250	$3,000
Insurance	$507	$507	$507

	2005	2004	2003

Bruce Johnson
401(k)	$6,300	$3,250	$3,000
Insurance	$507	$507	$507

Jeffrey S. Litwin, MD
401(k)	$3,150	$2,448	$3,000
Insurance	$507	$674	$674

Vincent Renz
401(k)	$6,300	$6,500	$6,000
Insurance	$507	$674	$605

Employment Contracts

     The Company entered into an employment agreement with its Chief Executive Officer on March 4, 2004 and later amended on August 20, 2004. Under this agreement, the Company may terminate his employment with or without cause (as defined therein) at any time. In the event (i) that the Company terminates his employment other than for cause; (ii) of a change of control (as defined therein) of the Company; or (iii) of his death or disability (as defined therein), the Company is obligated to (x) pay him, in lump sum, one year salary and bonus; (y) to continue his benefits (as defined therein) for one year, subject to benefit plan restrictions; and (z) accelerate the vesting of all of his stock options, not otherwise vested, to purchase the Company’s Common Stock. The agreement further provides that, upon such change of control, Mr. Esposito shall be entitled to received the benefits described in the foregoing sentence only if either (i) he accepts employment offered at the time of the change of control by either the Company or the other party to the change of control (the “Buyer”) for a period of up to 12 months, as determined by the Company or the Buyer, immediately following the change of control (the “Employment Period”) in a position with comparable compensation and location and with responsibilities relating to the business of the Company as conducted by the Company, the Buyer or any division or subsidiary thereof after the change of control no less than his responsibilities with the Company immediately prior to the change of control or (ii) neither the Company nor the Buyer shall offer him such a position and he resigns his employment within 60 days after the change of control. The fact that he may not be offered the position of Chief Executive Officer following any change of control will not conclusively determine whether the position offered does not include comparable responsibilities. Pursuant to the agreement, Mr. Esposito has agreed, for a period of no less than one year after termination of employment, to refrain from (i) working with a company that directly competes with the Company; and (ii) interfering with its business by soliciting customers or employees.

     The Company entered into a new employment agreement with Mr. Esposito on February 7, 2006 that superseded his existing employment agreement dated March 4, 2004, as amended. Under the new agreement, Mr. Esposito will continue to serve as the Company’s President and Chief Executive Officer or in such other position as the Board of Directors may determine until December 31, 2006 or such earlier date if the agreement is terminated. The Company may terminate the agreement at any time with or without cause on ninety days’ notice, and Mr. Esposito may terminate the agreement on ninety days’ notice in the event of a change in control of the Company or a material breach of the agreement by the Company that remains uncured after notice. Upon the earlier to occur of the termination of Mr. Esposito’s employment or his removal from the position of President and Chief Executive Officer, Mr. Esposito will be deemed to have resigned as a director of the Company, and he will confirm such resignation in writing to the Company. Mr. Esposito’s salary under the agreement for 2006 is $385,000 and he is entitled to a bonus of $195,000 payable in a lump sum on the earlier of December 31, 2006 or, subject to the terms hereafter described, the date on which his employment with the Company is terminated. If the Company terminates Mr. Esposito’s employment for any reason prior to December 31, 2006, or if Mr. Esposito terminates his employment following a change in control or a material breach of his agreement, then he is entitled to receive a bonus payment subject to delivery of an effective release, with the amount of the bonus being $195,000 if the termination is after October 1, 2006 and a pro rata portion of $195,000 (based on the number of days of service in 2006 divided by 365) if the termination is on or before October 1, 2006. Under such circumstances or if his employment is terminated by the expiration of the term of the agreement on December 31, 2006, Mr. Esposito will also be entitled to receive a lump sum payment of $1,160,000, representing two years’ base salary and guaranteed bonus, and continuation of benefits for a period of two years, and any options not then exercisable will become exercisable in full for their remaining terms. The agreement also contains a customary nondisclosure covenant and a covenant that, during his employment and for a period of one year thereafter, Mr. Esposito will neither compete with the Company nor solicit any customer, vendor, supplier or employee to terminate their relationship with the Company.

     The Company entered into employment agreements with each of the other executive officers in 2004. Under these agreements, the Company may terminate their employment with or without cause (as defined therein) at any time. In the event that the Company terminates an officer’s employment other than for cause, death or disability, the Company is obligated to pay the officer, in lump sum, six months to one year in salary and prorated bonus and to continue the officer’s benefits (as defined therein) for six months to one year, subject to benefit plan restrictions; and in the event of a change of control (as defined therein) of the Company, the Company is further obligated to accelerate the vesting of all of the officer’s stock options, not otherwise vested, to purchase the Company’s Common Stock. The agreement further provides that, upon such change of control, the officer shall be entitled to receive the benefits described in the foregoing sentence only if (i) the officer is terminated other than for cause, (ii) the officer resigns his/her employment within 60 days after the change of control because neither the Company nor the other party to the change of control (the “Buyer”) offers the officer a position with comparable responsibilities, authority, location and compensation or (iii) the officer is employed by the Company or the Buyer, or a division or subsidiary thereof, for one year after the date of the change in control. Pursuant to the agreement, each officer has agreed, for a period of no less than one year after termination of employment, to refrain from (i) working with a company that directly competes with the Company and (ii) interfering with its business by soliciting customers or employees.

2005 Stock Option Grants

     The following table shows for each of the Named Executive Officers: (i) the number of options that were granted during 2005; (ii) out of the total number of options granted to employees during 2005, the percentage granted to each Named Executive Officer; (iii) the exercise price; (iv) the expiration date; and (v) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at a 5% and 10% annualized rate.

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In 2005	Exercise or Base Price ($/Sh)	Expiration Date	5%	10%

Joseph A. Esposito	35,000	6.1%	$15.46	2/14/12	$340,295	$862,374
Scott Grisanti	20,000	3.5%	$15.46	2/14/12	$194,454	$492,785
Bruce Johnson	20,000	3.5%	$15.46	2/14/12	$194,454	$492,785
Jeffrey S. Litwin, MD	20,000	3.5%	$15.46	2/14/12	$194,454	$492,785
Vincent Renz	20,000	3.5%	$15.46	2/14/12	$194,454	$492,785

(1)	The options were granted under the terms of the Company’s 2003 Stock Option Plans at a per share exercise price equal to the market price of the Company’s Common Stock on the date of grant. The options become exercisable over four years in equal annual increments beginning one year after the date of grant. The Compensation Committee has the right to accelerate the exercisability of any of the options, and certain options automatically accelerate upon a change of control (as defined).

(2)	The potential realizable value is the product of (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Company’s Common Stock. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

2005 Option Exercises and Fiscal Year-End Values

     The following tables contain certain information concerning the number and value of any unexercised stock options held by the Named Executive Officers as of December 31, 2005 and as to the shares acquired and the value realized by Named Executive Officers who exercised options in 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End 2005 (#)(2) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End 2005 ($)(3) Exercisable/Unexercisable

Joseph A. Esposito	—	—	532,919/102,500	$6,456,681/$594,675
Scott Grisanti	—	—	210,751/76,250	$2,300,438/$505,238
Bruce Johnson	22,500	$291,775	296,758/53,750	$3,570,398/$297,338
Jeffrey S. Litwin, MD	10,000	$139,900	209,251/53,750	$2,413,150/$297,338
Vincent Renz	—	—	234,252/53,750	$2,736,851/$297,338

(1)	Value realized is the difference between the market price of a share of Common Stock on the date of exercise and the exercise price of the option, multiplied by the number of shares underlying the option.

(2)	In December 2005, the Company accelerated the vesting of unvested stock options with exercise prices greater than $19.00 per share to acquire 490,058 shares of common stock, of which 113,378 pertained to the Named Executive Officers. The decision to accelerate vesting of these underwater stock options was made primarily to avoid recognizing compensation cost in the Company’s Consolidated Statements of Operations in future financial statements upon the Company’s adoption of SFAS No. 123R on January 1, 2006 and that the incentive and retentive value of these options was significantly lower than their valuation using the Black-Scholes methodology.

(3)	Value of unexercised “in-the-money” options is the difference between the market price of a share of the Company’s Common Stock on December 31, 2005 and the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option.

Stockholder Return Performance Graph

     The following graph compares the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return on the Nasdaq Stock Market (U.S.) Index and Nasdaq Health Service Index for the period commencing December 31, 2000 and ending December 31, 2005. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company’s Common Stock and the stock of the companies comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index, and that all dividends, if any, were reinvested.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of ________________, with respect to the beneficial ownership of the Common Stock of the Company by (i) the Company’s directors, director nominees and Named Executive Officers; (ii) the Company’s directors and executive officers as a group; and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned
Blum Capital Partners, L.P. (1)	[9,025,590]	[18.4%]
Joel Morganroth, MD (2) (3)	[3,498,975]	[7.0]
Wellington Management Company, LLP (4)	[3,148,170]	[6.4]
RS Investment Management Co. LLC (5)	[2,955,338]	[6.0]
Joseph A. Esposito (3)	[571,273]	[1.2]
Bruce Johnson (3)	[401,133]	[*]
Stephen S. Phillips (3) (6)	[257,700]	[*]
Vincent Renz (3) (7)	[249,545]	[*]
Scott Grisanti (3)	[242,376]	[*]
Jeffrey S. Litwin, MD (3)	[241,126]	[*]
David D. Gathman (3)	[77,200]	[*]
Sheldon M. Bonovitz (3)	[51,832]	[*]
Gerald A. Faich, MD, MPH (3)	[35,000]	[*]
Elam M. Hitchner (3)	[32,500]	[*]
Stephen M. Scheppmann (3)	[10,000]	[*]
John H. Park (8)	[–]	[–]

All directors and executive officers as a group (18 persons) (3) (8)	[6,243,136]	[12.0]

* Less than 1.0%

(1)	Blum Capital Partners, L.P. (“Blum L.P.”) is located at 909 Montgomery Street, Suite 400, San Francisco, California 94133. This information is as reported by Blum L.P. in a Form 4 dated February 16, 2006 filed with the Securities and Exchange Commission. The Form 4 was filed by Blum L.P., a California limited partnership; Richard C. Blum & Associates, Inc., a California corporation; Blum Strategic GP II, L.L.C., a Delaware limited liability company; and Saddlepoint Partners GP, L.L.C., a Delaware limited liability company. Blum L.P.’s principal business is acting as general partner for investment partnerships and providing investment advisory services. Blum L.P. is an investment advisor registered with the Securities and Exchange Commission. John H. Park, a director of the Company, is a partner of Blum L.P.

(2)	Dr. Morganroth’s address is 30 South 17th Street, Philadelphia, Pennsylvania 19103. Includes (i) 1,417,725 shares directly owned by Dr. Morganroth, as to which he has sole voting and dispositive power and 1,125,000 shares held in three separate trusts, the trustee of which is Dr. Morganroth’s wife and the beneficiaries of which are Dr. Morganroth’s children, as to which Dr. Morganroth disclaims beneficial ownership. The trusts entered into 10b5-1 plans in the form of variable prepaid forward agreements with an unaffiliated securities brokerage firm with respect to such shares.

(3)	Includes the following shares issuable with respect to options granted pursuant to the Company’s 1996 Stock Option Plan and 2003 Stock Option Plan, which are currently exercisable or exercisable within 60 days after February 28, 2006:

Name	Number of options
Joel Morganroth, MD	[956,250]
Joseph A. Esposito	[420,375]
Bruce Johnson	[298,633]
Stephen S. Phillips	[70,000]
Vincent Renz	[246,127]
Scott Grisanti	[236,376]
Jeffrey S. Litwin, MD	[221,126]
David D. Gathman	[70,000]
Sheldon M. Bonovitz	[45,000]
Gerald A. Faich, MD, MPH	[15,000]
Elam M. Hitchner	[25,000]
Stephen M. Scheppmann	[10,000]
All directors and executive officers as a group	[3,144,126]

(4)	Wellington Management Company, LLP (“Wellington”) is located at 75 State Street, Boston, Massachusetts, 02109. This information is as reported by Wellington in a Schedule 13G dated February 14, 2006 filed with the Securities and Exchange Commission.

(5)	RS Investment Management Co. LLC is a California corporation. This information is as reported by Wellington in a Schedule 13G dated February 10, 2006 filed with the Securities and Exchange Commission. The Schedule was filed by RS Investment Management Co. LLC and RS Investment Management, L.P. RS Investment Management Co. LLC is the parent company of registered investment advisers. RS Investment Management, L.P. is a registered investment adviser and a managing member of registered investment advisers. RS Investment Management Co. LLC is the General Partner of RS Investment Management, L.P.

(6)	Includes 2,700 shares owned by Mr. Phillips’ minor children, for whom Mr. Phillips acts as custodian.

(7)	Includes 3,168 shares owned by Mr. Renz’ minor children.

(8)	Excludes 9,025,590 shares owned by Blum Capital Partners, L.P., as to which a Board member, Mr. Park, is a partner. See Footnote (1).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Based upon a review of the forms and written representations that it received, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been timely satisfied, with the exception of one Form 5 filing by Mr. Phillips that was filed seventy-six days after its due date of February 14, 2005 to report a bona fide gift of 2,298 shares of the Company’s Common Stock.

Code of Ethics and Business Conduct

     The Company has adopted a Code of Ethics and Business Conduct that applies to its Chief Executive Officer, Chief Financial Officer (who serves as the Company’s principal financial and principal accounting officer) and other employees and directors. The Code of Ethics and Business Conduct is available on the Company’s website at www.ert.com. The Company intends to post amendments to or waivers of its Code of Ethics and Business Conduct, to the extent applicable to the Company’s Chief Executive Officer and Chief Financial Officer, at that location on its website.

PROPOSAL TO RATIFY DIRECTOR ELECTION
 (Proposal No. 2)

     At its April 26, 2005 organizational meeting following the 2005 Annual Meeting of Stockholders, the Board of Directors, in accordance with the Company’s bylaws, increased the number of directors from eight to nine and elected John H. Park as a director to fill the vacancy created by the increase, based upon the recommendation of the Governance and Nominating Committee. Because of the proximity of the Board’s action to the stockholders’ meeting, the Board determined to submit Mr. Park’s election as a director to the stockholders for their ratification at the 2006 Annual Meeting. Such ratification is not required by the Company’s bylaws, and the Board’s decision to submit Mr. Park’s election for ratification by the stockholders is not intended, and should not be construed, to mean that the Board will ask the stockholders to ratify any future election of directors by the Board to fill vacancies on the Board in accordance with the Company’s bylaws. Mr. Park has agreed to resign from the Board if his election by the Board is not ratified by the stockholders at the Annual Meeting.

     Mr. Park’s term as a director will expire at the 2008 Annual Meeting. See “Election of Directors” for additional information about Mr. Park.

     Approval of the proposal to ratify Mr. Park’s election will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE ELECTION OF MR. PARK.

PROPOSAL TO AMEND 2003 STOCK OPTION PLAN
(Proposal No. 3)

     At the Annual Meeting, the stockholders will be asked to approve an amendment (the “Amendment”) to the Company’s 2003 Stock Option Plan (the “Option Plan”), in order to reserve an additional 3,500,000 shares of Common Stock for issuance thereunder. The Option Plan was originally approved by the Company’s Board of Directors in March 2003 on the recommendation of the Compensation Committee of the Board of Directors (the “Committee”) and by the Company’s stockholders at the 2003 Annual Meeting.

Description of the Option Plan

     The Option Plan authorizes the grant of options to acquire shares of the Company’s Common Stock, which options may be granted to employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries. Such options may be incentive stock options (“ISO’s”) within the meaning of the Internal Revenue Code of 1986, as amended, or options that do not qualify as ISO’s (“Non-Qualified Options”).

     The Option Plan is administered by the Committee, which has full power and authority to interpret the provisions, and supervise the administration, of the Option Plan. It determines, subject to the provisions of the Option Plan, to whom options are granted, the number of shares of Common Stock subject to each option, whether an option shall be an ISO or a Non-Qualified Option and the period during which each option may be exercised. In addition, the Committee determines the exercise price of each option, subject to the limitations provided in the Option Plan.

     The exercise price per share of any ISO granted under the Plan may not be less than 100% of the fair market value per share of Common Stock on the date of grant (110% of such fair market value if the grantee owns stock representing more than 10% of the combined voting power of all classes of the Company’s stock). The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any employee may have ISO’s which become exercisable for the first time in any calendar year may not exceed $100,000.

     ISO’s may have an exercise option period of up to 10 years (five years for optionees who own more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation). Non-Qualified Options have an exercise option period as specified by the Committee at the time of grant, except for the fixed director option grants discussed below, which have a term of ten years.

     The Option Plan provides that upon termination of employment of the optionee for any reason other than death or disability, the right to exercise the option (to the extent otherwise exercisable) will terminate within three months following cessation of employment. In the event of termination of employment due to death or disability, the same provisions apply except that the period of time for exercise is one year.

     In addition, the Option Plan provides for the following automatic, fixed grants to directors: (a) to each Outside Director (as defined), a one-time option for 10,000 shares upon initial election to the Board; and (b) to each Outside Director who is a member of the Board of Directors following any Annual Meeting, an annual option for 5,000 shares to be granted on the date of the Annual Meeting, provided that an Outside Director first elected to the Board of Directors at such Annual Meeting or within six months prior thereto shall not be eligible for an annual grant in that year. Each such fixed option grant constitutes a Non-Qualified Option and has an exercise price equal to the fair market value on the date of grant, expires on the earlier to occur of ten years after the date of grant or three months after the individual ceases to be a director for whatever reason, vests immediately at the date of grant, automatically terminates three months after the Outside Director ceases for whatever reason to be a member of the Board of Directors and may not be sold, pledged or otherwise disposed of until at least six months and one day after the date of grant.

     The options granted pursuant to the Option Plan are not transferable except in the event of death.

Proposed Amendment

     The Option Plan was adopted in 2003 and a total of 3,825,000 shares of the Company’s Common Stock are reserved for issuance thereunder, after giving effect to adjustments resulting from the stock dividends paid in May 2003, November 2003 and May 2004. The amendment, if approved at the Annual Meeting, will reserve an additional 3,500,000 shares of Common Stock for issuance under the Option Plan. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Option Plan over the term of the Plan unless the additional shares are authorized.

     The following table presents certain information as of December 31, 2005 regarding the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders (1)	5,347,020	6.61	1,214,337	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	5,347,020	6.61	1,214,337

(1)	Includes 2,333,287 shares to be issued upon the exercise of outstanding options under the Option Plan with a weighted average exercise price of $12.92 per share.

(2)	All of these shares were available for issuance under the Option Plan. Subsequent to December 31, 2005, the Committee granted additional options under the Option Plan such that, as of the date of this proxy statement, 747,437 shares remain available for future issuance under the Option Plan without giving effect to the proposed amendment.

Certain United States Federal Income Tax Information

     If an option granted under the Stock Option Plan is an ISO, the optionee will recognize no income upon grant of the ISO and will incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such premature disposition may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

     All options that do not qualify as ISOs are taxed as Non-Qualified Options. An optionee will not recognize any taxable income at the time he or she is granted a Non-Qualified Option. However, upon the exercise of a Non-Qualified Option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is subject to Section 16 of the Exchange Act, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a Non-Qualified Option.

New Plan Benefits

     Except for automatic grants of options to Outside Directors as described above, no determination has been made with respect to future recipients of options under the Option Plan and it is not possible to specify the names or positions of the individuals to whom options may be granted in the future or the number of shares to be covered by such options.

Vote Required

     Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE 2003 STOCK OPTION PLAN.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal No. 4)

     The Audit Committee has designated KPMG LLP to be the independent registered public accountants for the year ending December 31, 2006. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. KPMG LLP has served as the Company’s independent registered public accountants since July 2002. The Company’s organizational documents do not require that the Company’s stockholders ratify the selection of KPMG LLP as the Company’s independent registered public accountants. The Company is doing so because the Board of Directors of the Company believes it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

     During 2004 and 2005, the Company retained its principal independent registered public accountants to provide professional services in the following categories and amounts:

	2004	2005

Audit fees	$646,000	$548,000
Audit related fees	198,000	–

Audit and audit related fees	844,000	548,000
Tax fees	96,000	213,000

Total fees	$940,000	$761,000

     Audit fees for 2004 and 2005 include fees incurred for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the years ended December 31, 2004 and 2005 that are customary under auditing standards generally accepted in the United States or that are customary for the purpose of rendering an opinion or review report on the financial statements, and for the review of the financial statements included in the quarterly reports on Form 10-Q required to be filed during fiscal years 2004 and 2005. In addition, audit fees for 2004 and 2005 include fees incurred for professional services rendered in connection with the audit of the Company’s internal control over financial reporting and management’s assessment thereof. Audit-related fees in 2004 consist primarily of services rendered in connection with due diligence procedures requested by the Company in relation to a proposed transaction. In 2004 and 2005 tax fees consisted of federal, state and local tax return preparation, including the preparation and work related to the determination and support of research and development tax credits available to the Company for those years. In addition, in 2005, tax fees included fees related to a transfer pricing study that was conducted during the year.

     The Audit Committee has considered all of the above services performed by KPMG LLP and has determined that the provision thereof is compatible with maintaining auditor independence. All services rendered by KPMG LLP were permissible under applicable laws and regulations and were pre-approved by the Audit Committee for 2005. In accordance with its charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accountants. In addition, it is the Audit Committee’s procedure to approve any engagement or accounting project involving the independent registered public accountants, and the related fees, prior to commencement of the engagement or project.

     Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2006. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered at the 2007 Annual Meeting of Stockholders must be received by eRT no later than November 14, 2006. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2006 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 7, 2007.

     The Board knows of no other matters that may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their judgment on such matter.

     Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.

By Order of the Board of Directors,

ANNA MARIE PAGLIACCETTI
Senior Vice President, General Counsel and Secretary

March ___, 2006